Registration No. 333-257551

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TPT GLOBAL TECH, INC.
(Exact name of registrant as specified in its charter)

FLORIDA (State or jurisdiction of incorporation or organization)	4899 (Primary Standard Industrial Classification Code Number)	81-3903357 (I.R.S. Employer Identification No.)

501 West Broadway, Suite 800, San Diego, CA 92101/ Phone (619) 301-4200
(Address and telephone number of principal executive offices)

Stephen Thomas, Chief Executive Officer
501 West Broadway, Suite 800, San Diego, CA 92101/ Phone (619) 301-4200
(Name, address and telephone number of agent for service)

COPIES OF ALL COMMUNICATIONS TO:
Christen Lambert, Attorney at Law
3201 Edwards Mill Rd, Ste 141-557 ● Raleigh, North Carolina 27612 ● Phone: 919-473-9130

Approximate date of commencement of proposed sale to the public: As soon as possible after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[___]	Accelerated filer	[___]
Non-accelerated filer	[_X_]	Smaller reporting company	[_X_]
		Emerging growth company	[_X_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [__]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)

Common stock to be offered for resale by selling stockholders	75,000,000	$0.0145	$1,087,500	$118.65(3)(4)

(1)	Consists of up to 75,000,000 shares of common stock to be sold to White Lion Capital, LLC under the Purchase Agreement dated May 28, 2021.
(2)
Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 ("the Securities Act") based on the average of the 5-day average of the high and low prices of the common stock on June 21, 2021 as reported on the OTCQB.

(3)
Based on the average price per share of $0.0145 for TPT Global Tech, Inc.’s common stock on June 21, 2021 as reported by the OTC Markets Group. The fee is calculated by multiplying the aggregate offering amount by .0001091, pursuant to Section 6(b) of the Securities Act of 1933.

(4)	Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

References throughout this Amendment No. 1 to “we,” “us,” the “Company” or “our company” are to TPT Global Tech, Inc., unless the context otherwise indicates.

This Amendment No. 1 (“Amendment No. 1”) to Form S-1 is filed solely for the purpose of amending the Signature page to the Registration Statement on Form S-1 (Registration Statement No. 333-257551) filed by TPT Global Tech, Inc. with the Securities and Exchange Commission (the “Registration Statement”). The Amendment No. 1 consists of this explanatory note as well as the revised versions of the cover page and Part II of the Registration Statement. It does not contain a copy of the preliminary prospectus included in the Registration Statement, nor is it intended to amend or delete any part of the preliminary prospectus.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We have expended, or estimate to expend fees in relation to this registration statement as detailed below:

Expenditure Item	Amount
Attorney Fees	$2,000
Audit Fees	$4,000
Transfer Agent Fees	$1,000
SEC Registration and Blue Sky Registration fees (estimated)	$3000
Printing Costs and Miscellaneous Expenses (estimated)	$4,000
Total	$14,000

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Florida Revised Statutes and the bylaws.

Under the Florida Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit the directors’ immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with us or our shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that it will indemnify the directors to the fullest extent not prohibited by Florida law; provided, however, that we may modify the extent of such indemnification by individual contracts with the directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by the board of directors, (c) is provided by us, in sole discretion, pursuant to the powers vested under Florida law or (d) is required to be made pursuant to the bylaws.

Our bylaws provide that it will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of us, or is or was serving at the request of us as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer except by reason of the fact that such officer is or was our director in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of us.

RECENT SALES OF UNREGISTERED SECURITIES

None

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Exhibit	Filing Date/Period End Date
3.1	Articles of Incorporation of Chatham International, Inc. (9.30.96)	S-1	3.1	12/15/17
3.2	Articles of Incorporation of Cornerstone Capital, Inc. (12.30.98)	S-1	3.2	12/15/17
3.3	Articles of Amendment of Art, Music & Entertainment, Inc. – name change to Global Assets & Services, Inc. (7.30.01)	S-1	3.3	12/15/17
3.4	Articles of Merger – Global Assets & Services. Inc. and SDE 3, Inc. (1.17.02)	S-1	3.4	12/15/17
3.5	Articles of Amendment of Global Assets & Services, Inc. – name change to Jointland Development, Inc. (12.27.04)	S-1	3.5	12/15/17
3.6	Articles of Amendment of Jointland Development, Inc. – Article IV amendment (4.5.10)	S-1	3.6	12/15/17
3.7	Articles of Amendment of Jointland Development, Inc. – name change to Gold Royalty Corp. (10.19.10)	S-1	3.7	12/15/17
3.8	Articles of Amendment of Gold Royalty Corp. – new name Reuben Cannon Entertainment, Inc. (8.24.12)	S-1	3.8	12/15/17
3.9	Articles of Amendment of Gold Royalty Corp. – new name Ally Pharma US, Inc. (10.31.12)	S-1	3.9	12/15/17
3.10	Articles of Amendment of Ally Pharma US, Inc. – new name TPT Global Tech, Inc.	S-1	3.10	12/15/17
3.11	Articles of Amendment of TPT Global Tech, Inc. – Preferred Stock Series A & B (2.6.15)	S-1	3.11	12/15/17
3.12	Articles of Incorporation of Copperhead Digital Holdings, Inc.	S-1	3.12	12/15/17
3.13	Articles of Organization of Trucom, LLC	S-1	3.13	12/15/17
3.14	Articles of Organization of CityNet Arizona, LLC	S-1	3.14	12/15/17
3.15	Certificate of Amendment of Transactive Intermedia, Inc. – name change to San Diego Media, Inc.	S-1	3.15	12/15/17
3.16	Articles of Organization of K Telecom and Wireless, LLC	S-1	3.16	12/15/17
3.17	Articles of Incorporation of Blue Collar, Inc.	S-1	3.17	12/15/17
3.18	Articles of Organization of Center for Education in TV and Radio LLC	S-1	3.18	12/15/17
3.19	Articles of Amendment to Articles of Organization of Center for Education in TV and Radio LLC name change to Hollywood Riviera Studio, LLC	S-1	3.19	12/15/17
3.20	Articles of Organization of HRS Mobile, LLC	S-1	3.20	12/15/17
3.21	Bylaws of TPT Global Tech, Inc.	S-1	3.21	12/15/17
3.22	Articles of Organization of TPT MedTech, LLC	1-A	3.22	7/2/20
3.23	Articles of Incorporation of InnovaQor, Inc.	1-A	3.23	7/2/20
3.24	Articles of Organization of TPT Federal, LLC	1-A	3.24	7/2/20
3.25	Articles of Organization of Quiklab 1 LLC	1-A/A	3.25	8/28/20
3.26	Articles of Organization of QuickLAB 2, LLC	1-A/A	3.26	8/28/20
3.27	Statement of Correction Correcting the Entity Name – QuikLAB 2, LLC	1-A/A	3.27	8/28/20

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Exhibit	Filing Date/Period End Date
3.28	Articles of Organization of QuickLAB 3, LLC	1-A/A	3.28	8/28/20
3.29	Statement of Correction Correcting the Entity Name – QuikLAB 3, LLC	1-A/A	3.29	8/28/20
3.30	Articles of Organization of QuickLAB 4, LLC	1-A/A	3.30	8/28/20
3.31	Statement of Correction Correcting the Entity Name – QuikLAB 4, LLC	1-A/A	3.31	8/28/20
4.1	Form of Vesting Warrants	S-1	4.1	12/15/17
4.2	Form of Unsecured Convertible Commercial Promissory Note - $250,000	S-1	4.2	12/15/17
4.3	Form of Commercial Convertible Promissory Notes	S-1	4.3	12/15/17
4.4	2017 TPT Global Tech, Inc. Stock Option And Award Incentive Plan	S-1	4.4	12/15/17
4.5	Series A Designation	S-1	4.5	12/15/17
4.6	Series B Designation	S-1	4.6	12/15/17
4.7	Promissory Note – HRS	S-1/A	4.7	2/23/18
4.8	Promissory Note – Blue Collar	S-1/A	4.8	2/23/18
4.9	Promissory Note - Blue Collar - Amendment No. 1 (2.9.18)	S-1/A	4.9	10/2/18
4.10	Promissory Note - MatrixSites, Inc. (10.31.17)	S-1/A	4.10	10/2/18
4.11	Series C Designation	S-1/A	4.11	10/2/18
4.12	Series D Designation	8-K		3/10/20
4.13	Series D Designation Amendment	1-A	4.13	7/2/20
5.1	Opinion re: Legality
10.1	Employment Agreement, Stephen J. Thomas, III	S-1	10.1	12/15/17
10.2	Employment Agreement, Gary Cook	S-1	10.2	12/15/17
10.3	Employment Agreement, Richard Eberhardt	S-1	10.3	12/15/17
10.4	Agreement and Plan of Merger – Ally Pharma US, Inc. and TPT Global, Inc. (9.30.14)	S-1	10.4	12/15/17
10.5	Purchase Agreement Ally Pharma US, Inc. and K Telecom and Wireless and Global Telecom International LLC (8.1.14)	S-1	10.5	12/15/17
10.6	Acquisition and Purchase Agreement between TPT Global Tech, Inc. and Copperhead Digital Holdings, Inc. (1.31.15)	S-1	10.6	12/15/17
10.7	Lease Agreement between Copperhead Digital Holdings, Inc. and Telecom Finance LLC (9.14.10)	S-1	10.7	12/15/17
10.8	Acquisition and Purchase Agreement between TPT Global Tech, Inc. and Port 2 Port, Inc. (9.30.15)	S-1	10.8	12/15/17

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Exhibit	Filing Date/Period End Date
10.9	Acquisition and Purchase Agreement between TPT Global Tech, Inc. and San Diego Media, Inc. (9.30.16)	S-1	10.9	12/15/17
10.10	Amendment #1 to Acquisition & Purchase Agreement between TPT Global Tech, Inc. and San Diego Media, Inc. (12.9.16)	S-1	10.10	12/15/17
10.11	Asset Acquisition Agreement between TPT Global Tech, Inc. and Interest Holders of the Lion Phone Technology (12.15.16)	S-1	10.11	12/15/17
10.12	Acquisition and Purchase Agreement between TPT Global Tech, Inc. and MatrixSites, Inc.	S-1	10.12	12/15/17
10.13	Acquisition and Purchase Agreement between TPT Global Tech, Inc. and Hollywood Riviera LLC, HRS Mobile LLC (11.1.17)	S-1	10.13	12/15/17
10.14	Acquisition and Purchase Agreement between TPT Global Tech, Inc. and Blue Collar Productions, Inc. (11.3.17)	S-1	10.14	12/15/17
10.15	HRS Amendment	S-1/A	10.15	2/23/18
10.16	Amendment No. 1 – Acquisition and Purchase Agreement between TPT Global Tech, Inc. and Blue Collar Productions, Inc. (2.9.18)	S-1/A	10.16	2/23/18
10.17	Amendment No. 2 – Acquisition and Purchase Agreement between TPT Global Tech, Inc. and Blue Collar Productions, Inc. (3.29.18)	S-1/A	10.17	10/2/18
10.18	Amendment No. 3 - Acquisition and Purchase Agreement between TPT Global Tech, Inc. and Blue Collar Productions, Inc. (3.29.18)	S-1/A	10.18	10/2/18
10.19	Independent Director Agreement, Arkady Shkolnik	S-1/A	10.19	10/2/18
10.20	Independent Director Agreement, Reginald Thomas	S-1/A	10.20	10/2/18
10.21	Product, Software & Services License Agreement – New Orbit Technologies, Inc. (4.17.17)	S-1/A	10.21	10/2/18
10.22	Rescission, Settlement Agreement and Mutual Release	S-1/A	10.22	10/2/18
10.23	Security & Pledge Agreement - Blue Collar	S-1/A	10.23	11/5/18
10.24	Security & Pledge Agreement - Matrixsites	S-1/A	10.24	11/5/18
10.25	Securities Purchase Agreement with Geneva Roth Remark Holdings	8-K	10.1	3/22/19
10.26	Securities Purchase Agreement with Auctus Fund, LLC	8-K	10.1	3/27/19
10.27	Convertible Promissory Note with Auctus Fund, LLC	8-K	10.2	3/27/19
10.28	Common Stock Purchase Warrant	8-K	10.3	3/27/19
10.29	Asset Purchase Agreement between TPT Global Tech, Inc. and SpeedConnect , LLC	8-K	10.1	4/8/19
10.30	Agreement for the Purchase and Sale of Future Receipts	8-K	10.1	3/3/20
10.31	Acquisition and Purchase Agreement with Bridge Internet, LLC	8-K	10.1	3/19/20
10.32	Agreement and Plan of Merger – Rennova Health, Inc.	8-K	10.1	6/10/20
10.33	Acquisition and Purchase Agreement between TPT Global Tech, Inc. and The Fitness Container, LLC	1-A/A	6.33	8/28/20
10.34	Acquisition and Purchase Agreement between TPT Global Tech, Inc. and The Fitness Container, LLC	1-A/A	6.34	8/28/20

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Exhibit	Filing Date/Period End Date
10.35	Secured Promissory Note between TPT Global Tech, Inc. and The Fitness Container, LLC	1-A/A	6.35	8/28/20
10.36	COVID-19 Parking Lot Testing License Agreement	8-K	10.1	8/17/20
10.37	Letter of Intent between Medytox Diagnostics, Inc., EPIC Reference Labs, Inc. and Rennova Health, Inc. and TPT MedTech, LLC dated August 6, 2020	8-K	10.1	9/9/20
10.38	Interim Management Agreement	8-K	10.2	9/9/20
10.39	Strategic Partnership Agreement	8-K		9/10/20
10.40	Purchase Agreement	S-1	10.40	10/28/20
10.41	Settlement Agreement	S-1	10.41	10/28/20
10.42	Commercial Promissory Note with Michael A. Littman Ally, Defined Benefit Plan	S-1	10.42	10/28/20
10.43	Security and Pledge Agreement to Michael A. Littman, Defined Benefit Plan	S-1	10.43	10/28/20
10.44	Amendment and Extension Agreement No. 1 with Michael A. Littman, Atty, Defined Benefit Plan	S-1/A	10.44	1/15/21
10.45	Addendum to Amendment and Extension Agreement No. 1 with Michael A. Littman, Atty, Defined Benefit Plan	S-1/A	10.45	1/15/21
10.46	Release and Termination Agreement	S-1/A	10.46	1/15/21
10.47	Common Stock Purchase Agreement with White Lion Capital, LLC	S-1	10.47	6/30/21
10.48	Registration Rights Agreement with White Lion Capital, LLC	S-1	10.48	6/30/21

21.1	List of Subsidiaries	S-1	21.1	6/30/21
23.1	Consent of Attorney	S-1	23.1	6/30/21
23.2	Consent of Independent Registered Public Accounting Firm	S-1	23.2	6/30/21
99.1	Trucom LLC Complete Patent	S-1	99.1	12/15/17
99.2	Patent Assignment – Ellifson to TruCom LLC(2.11.13)	S-1	99.2	12/15/17

UNDERTAKINGS

The undersigned registrant hereby undertakes

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement. iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any Preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii. Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii. The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on July 6, 2021.

TPT GLOBAL TECH, INC.

/s/ Stephen J. Thomas, III	July 6, 2021
Stephen J. Thomas, III
(Chief Executive Officer, Chairman of the Board and Principal Executive Officer)

/s/ Gary Cook	July 6, 2021
Gary Cook
(Chief Financial Officer and Principal Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

/s/ Stephen J. Thomas, III	July 6, 2021
Stephen J. Thomas, III, President, Director, Chief Executive Officer

/s/ Gary Cook	July 6, 2021
Gary Cook, Chief Financial Officer

/s/ Richard Eberhardt	July 6, 2021
Richard Eberhardt, Director

/s/ Arkady Shkolnik	July 6, 2021
Arkady Shkolnik, Director

/s/ Reginald Thomas	July 6, 2021
Reginald Thomas, Director